DELTA NATURAL GAS COMPANY, INC.

AUDIT COMMITTEE CHARTER

Approved by the Board of Directors

August 22, 2008

I.	ORGANIZATION

A.	The Audit Committee is composed of not less than three members of the Board of Directors and shall meet the qualification requirements set forth in 1.B.

B.

The Audit Committee shall be comprised solely of independent Directors. To be independent, a Director shall not be an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. The following persons shall not be considered independent:

1.

A Director who, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee of the Company, accepts directly or indirectly, any consulting, advisory, or other compensatory fee from the Company or any subsidiary of the Company. Unless the rules of any national securities exchange or national securities association on which the Company’s shares are traded provide otherwise, “compensatory fees” as used in the immediately preceding sentence, do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for a prior service with the Company (provided that such compensation is not contingent in any way on continued service).

2.	An affiliated person of the Company or any of its subsidiaries, as the term “affiliated person” is defined under the Securities Exchange Act of 1934 or Rules enacted thereunder.

3.	A Director who is, or at any time during the past three years was, employed by the Company or any parent or subsidiary of the Company.

4.

A Director who accepted or who has a Family Member who accepted any payments from the Company or any parent or subsidiary of the Company in excess of $100,000 during the current or any of the past three fiscal years, other than the following:

a.	Compensation for Board or Board committee service;

b.	Compensation paid to a Family Member who is an employee (other than an executive officer) of the Company or a parent or subsidiary of the Company; or

c.	Benefits under a tax-qualified retirement plan, or non-discretionary compensation.

5.

A Director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer.

6.

A Director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

a.	Payments arising solely from investments in the Company’s securities; or

b.	Payments under non-discretionary charitable contribution matching programs.

7.

A Director of the Company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during any of the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or

8.

A Director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

9.	A Director who is not "independent" as defined by NASDAQ’s listing requirements or the listing requirements of any exchange on which the Company’s stock trades.

C.	No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

D.

All members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. Additionally, at least one member of the Audit Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

One may acquire such preceding attributes through (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions, (ii) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, (iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements, or (iv) other relevant experience.

E.

The members of the Audit Committee, and a Chairman of the Committee, shall be approved by the Board of Directors and shall serve until their successors shall be duly elected and qualified. If a Chairman of the Audit Committee is not selected by the Board, the members of the Audit Committee shall designate a Chairman. The Chairman of the Audit Committee may convene a meeting of the Audit Committee at his/her option and discretion, in addition to regularly scheduled meetings.

F.	The Audit Committee is authorized to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

G.	The Company will provide appropriate funding, as determined by the Audit Committee, for payment of:

1.	Compensation to the accounting firm employed by the Company for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company; and

2.	Compensation to any independent counsel or other advisers employed by the Audit Committee; and

3.	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

II.	PURPOSE:

The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by (i) reviewing financial information which will be provided to shareholders and others, (ii) reviewing and considering related party transactions, (iii) reviewing the internal control systems which management and the Board have established, (iv) reviewing the performance of the internal auditors and the independent public accountants, (v) taking appropriate action to oversee the independence of the independent public accountants, (vi) appointing, overseeing, determining levels of compensation and, where appropriate, replacing the independent public accountants, and (vii) generally overseeing the accounting, financial and reporting processes of the Company and the audits of the financial statements of the Company. The independent public accountants shall be accountable to the Company’s Board of Directors and the Audit Committee as representatives of the Company’s shareholders.

III.	RESPONSIBILITIES AND DUTIES:

The Audit Committee shall:

A.	General

1.

Be directly responsible for the appointment, compensation, and oversight of the work of the public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, and such accounting firm shall report directly to the Audit Committee.

2.	Meet with the independent public accountants and the internal auditor:

a.	At least annually; and

b.	At such other times as is appropriate.

3.	Have the power to conduct or authorize investigations into any matters within the scope of its responsibilities.

4.	Annually review the results from the questionnaire for officers and Directors and consider any related party transactions and required disclosures.

5.	Review its charter periodically and recommend to the Board of Directors appropriate changes to its charter.

B.	Relationship to the Independent Public Accountants

1.	Before the annual audit, meet with the independent public accountants, review the scope and nature of the audit engagement, and recommend changes wherever considered necessary.

2.	After completion of the audit, discuss with the independent public accountants:

a.	The results of the annual audit, including significant audit adjustments; and

b.	Their view of the status of the Company’s internal controls; and

c.	The impact on the financial statements of new pronouncements and prospective changes in accounting and auditing standards; and

d.	Any changes in planned scope and any difficulties encountered; and

e.	The resolution of disagreements (if any) with management.

3.

Periodically consult with the independent public accountants out of the presence of management about internal controls, the quality of the Company’s financial reporting, and the adequacy/capability of the financial staff given the business and changes in operations.

C.	Relationship to the Internal Auditor

1.	Communicate with the Company’s internal auditor, review the internal audit scope, assess the internal audit work performed and recommend changes when necessary; and

2.	Review the internal audit work plan and scope for adequacy as it relates to the work of the independent public accountants; and

3.	Review any changes required in planned scope and any difficulties encountered; and

4.	Periodically consult with the internal auditor out of the presence of management.

D.	Policies

1.	Not engage the auditors at any point during the audit and professional engagement period to provide any of the following non-audit services:

a.

Bookkeeping or other services related to the accounting records or financial statements of the Company. Any services, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements, including

(i)	Maintaining or preparing the Company’s accounting records; or

(ii)	Preparing the Company’s financial statements that are filed with the Securities and Exchange Commission (the “Commission”) or that form the basis of financial statements filed with the Commission; or

(iii)	Preparing or originating source data underlying the Company’s financial statements.

b.

Financial information systems design and implementation. Any services unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements, including:

(i)	Directly or indirectly operating, or supervising the operation of, the Company’s information system or managing the Company’s local area network; or

(ii)

Designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial information systems taken as a whole.

c.

Appraisal or valuation services, fairness opinions, or contribution-in-kind reports. Any appraisal services, valuation services, or any services involving a fairness opinion or contribution-in-kind report for the Company, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

d.

Actuarial services. Any actuarially-oriented advisory services involving the determination of amounts recorded in the financial statements and related accounts for the Company other than assisting a client in understanding the methods, models, assumptions, and inputs used in computing an amount, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

e.

Internal audit outsourcing services. Any internal audit services that have been outsourced by the Company that relates to the Company’s internal accounting controls, financial systems, or financial statements for the Company unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

f.

Management functions. Acting, temporarily or permanently, as a director, officer, or employee of the Company, or performing any decision-making, supervisory, or ongoing monitoring function for the Company.

g.	Human resources functions, including:

(i)	Searching for or seeking out prospective candidates for managerial, executive, or director positions; or

(ii)	Engaging in psychological testing, or other formal testing or evaluation programs; or

(iii)	Undertaking reference checks of prospective candidates for an executive or director position; or

(iv)	Acting as a negotiator on the Company’s behalf, such as determining position, status or title, compensation, fringe benefits, or other conditions of employment; or

(v)

Recommending, or advising the Company to hire, a specific candidate for a specific job (except that an accounting firm may, upon request by the Company, interview candidates and advise the Company on the candidate’s competence for financial accounting, administrative, or control positions).

h.

Broker-dealer, investment adviser, or investment banking services. Acting as a broker-dealer (registered or unregistered), promoter, or underwriter, on behalf of the Company, making investment decisions on behalf of the Company or otherwise having discretionary authority over the Company’s investments, executing a transaction to buy or sell the Company’s investment, or having custody of assets of the Company, such as taking temporary possession of securities purchased by the Company.

i.

Legal services. Providing any service to the Company that, under circumstances in which the service is provided, could be provided only by someone licensed, admitted, or otherwise qualified to practice law in the jurisdiction in which the service is provided.

j.

Expert services unrelated to the audit. Providing an expert opinion or other expert services for the Company, or the Company’s legal representative, for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation, except that in any litigation or regulatory or administrative proceeding or investigation, the Company’s auditors may provide factual accounts, including testimony, of work performed or explain the positions taken or conclusions reached during the performance of any services provided by the auditors for the Company.

k.	Any other services subsequently declared impermissible through the action of any proper governmental authority.

2.	Preapprove all auditing services (which may entail providing comfort letters in connection with securities underwritings).

3.

Preapprove all permissible non-audit services (including tax services), provided, however, that the auditor for the Company may not, contemporaneously with the audit, provide the Company with any of the non-audit services listed in subparagraphs D.1.a. through D.1.k., above.

4.

Report to the Board of Directors for disclosure in the Company’s periodic reports under the Securities Exchange Act of 1934 any approval of non-audit services to be performed by the Company’s auditors.

5.	Oversee the independence of the outside auditor. The Audit Committee shall, as a part of that responsibility:

a.	Review, annually, the independence of the independent public accountants; and

b.

Ensure the receipt of a formal written statement from the independent public accountants delineating relationships between the independent public accountants and the Company, consistent with Independence Standards Board Standard No. 1; and

c.	Engage in a dialogue with the independent public accountants with respect to any disclosed relationships or services that may impact the objectivity of the independent public accountants.

6.

Review matters within the scope of its duties, such as determining compliance with internal accounting controls and with regulations of governmental bodies; and review recommendations made by the Board of Directors, management, the independent public accountants, or the internal auditors to improve internal accounting controls, to enhance current management practices, or to adopt or change accounting principles.

7.	Review with management and the independent public accountants legal and regulatory matters that may have a material impact on the financial statements and related compliance policies.

E.	Communication and Reporting

1.	Provide for a line of communication between the Board of Directors and both internal auditing personnel and the independent public accountants.

2.	Report its findings to the Board of Directors after each Audit Committee meeting.

F.	Procedures for Complaints About Accounting or Internal Controls

1.	Employees and others are encouraged to bring to the attention of the Chairman of the Audit Committee any concerns regarding accounting, internal audit controls, or auditing matters.

2.

Any such complaints should be submitted directly in writing to the Chairman of the Audit Committee in a sealed envelope. Complaints may be submitted to Delta's Director-Internal Control by telephone to the internal auditor at 859-744-6171, by email to internalauditor@deltagas.com or anonymously in writing. All complaints submitted to Delta directly or reported to the Director - Internal Control will be communicated directly to the Chairman of the Audit Committee.

a.	Complaints may be submitted anonymously, if desired, by mail or the Company’s internal distribution system.

b.	No attempt to identify the author of anonymous complaints shall be made by the Audit Committee or any other employee of the Company.

c.	No attempt will be made to retaliate against an employee submitting a complaint, whether it is anonymous or not.

d.

Upon receipt of a complaint, the Chairman of the Audit Committee shall designate a member or members of the Committee to investigate the Complaint and to prepare a written report of that investigation to be presented at the next meeting of the Audit Committee.

e.

The designated investigators shall be authorized to meet with any employee of the Company as necessary to determine the legitimacy of the complaint, to request and review any relevant documents produced by or in the possession of the Company, to request statements, sworn or unsworn, from any employee with information relevant to the complaint, and to retain legal counsel and/or other experts to assist them in the investigation.

f.

The Audit Committee shall take action as deemed appropriate by the Committee to include, if appropriate, a report to the Board of Directors of the Company concerning the Committee’s findings with regard to the subject of the complaint.

g.	All complaints, reports of investigations, and reports to the Board of Directors shall be kept in a permanent file by the Audit Committee.